Exhibit 10.8

          Long-Term Stock Compensation Plan, Agreements and related documents, effective for 1994, under which certain of the Company's senior officers and bank presidents are eligible to receive shares of Brenton Banks, Inc. stock based upon their service to the Company and Company performance.
     58
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BRENTON BANKS, INC.

Long-Term Stock Compensation Plan
Grant Agreement

     This Grant Agreement made on the date set forth below, by and between Brenton Banks, Inc., an Iowa Corporation (the "Company") and Phillip L. Risley, an employee of the Company or a Subsidiary thereof (the "Grantee").

     The Company desires to carry out the purpose of its Long-Term Stock Compensation Plan by awarding Restricted Stock Grants and Incentive Stock Grants to the Grantee pursuant to the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for good and valuable consideration, the Company and the Employee have agreed, and do by this Agreement agree, as follows:

1. Terms. Those terms defined in the Brenton Banks, Inc., Long-Term Stock Compensation Plan or in the Administrative Rules adopted thereunder shall have the same meaning when used in this Agreement.

2. Restricted Stock Grant. The Company by this Agreement irrevocably awards the Grantee the rights to acquire 2,033 shares of the Company's Stock pursuant to the terms of a Restricted Stock Grant, set forth in the provisions of the Plan (a copy of which is attached hereto as Exhibit A), the Administrative Rules adopted pursuant to the Plan (a copy of which are attached hereto as Exhibit B), and the Resolution of the Company's Board of Directors (a copy of which is attached hereto as Exhibit C).

3. Incentive Stock Grant. The Company by this Agreement irrevocably awards the Grantee the rights to acquire 3775 shares of the Company's Stock pursuant to the terms of a Incentive Stock Grant, set forth in the provisions of the Plan (a copy of which is attached hereto as Exhibit
     A), the Administrative Rules adopted pursuant to the Plan (a copy of which are attached hereto as Exhibit B), the Resolution of the Company's Board of Directors (a copy of which is attached hereto as Exhibit C) and the Performance Criteria adopted by the Board (a copy of which is attached hereto as Exhibit D).

4. Terms. All of the terms, conditions and provisions contained in the Plan, Administrative Rules, Resolutions of the Board and Performance Criteria set forth in Exhibits A, B, C, and D shall be incorporated herein by this reference, and shall govern the provisions of awards set forth in this Agreement.

5. Stock Legend. The Grantee hereby consents to the imposition of an appropriate legend upon the Stock issued pursuant to the Grants. The legend shall be in the form prescribed by the Company's legal counsel if said counsel deems it necessary.

6. Notices. Any notices provided for under this Agreement shall be in writing and shall be delivered in person to the party to be notified or sent by certified mail. Notices sent to the Company shall be addressed to Brenton Banks, Inc., 300 Capital Square, Des Moines, Iowa, 50309. Notices sent to the Grantee shall be sent to the Grantee's address as it appears in the Company's regular records.
     59

7. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee. No waiver, modification or amendment of any of the terms of this Agreement shall be effective unless set forth in a written agreement signed by the Company and the Grantee.

     In Witness Whereof, the parties have executed this Agreement on the 8th day of February, 1994.

BRENTON BANKS, INC.


By_____________________________________

Its____________________________________

COMPANY



_______________________________________
Phillip L. Risley

GRANTEE
     60
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BRENTON BANKS, INC.
Long-Term Stock Compensation Plan

1. Purpose. The Long-Term Stock Compensation Plan (the "Plan") is intended to advance the interests of Brenton Banks, Inc. (the "Company"), it shareholders, and its subsidiaries by providing financial incentives to key management personnel and by encouraging and enabling selected officers and other key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

2.   Definitions.

     2.1   "Board" means the Board of Directors of the Company.

     2.2 "Stock" means the Company's $5.00 par value Common Stock or, in the event that the Company issues a different class of stock with the same or higher dividend and liquidation rights as the Company's $5.00 Common Stock but with lesser voting rights, such stock.

     2.3 "Date of Grant" means the date on which the Board authorizes a grant under the Plan.

     2.4 "Grant" means the right to acquire Common Stock and/or cash awarded under the Plan (including both Incentive Stock Grants and Restricted Stock Grants).

     2.5 "Incentive Stock Grant" means a Grant of Stock pursuant to the provisions of Section 6.2.

     2.6 "Restricted Stock Grant" means a Grant of Stock pursuant to the provisions of Section 6.1.

     2.7 "Grantee" means a person to whom a Grant has been awarded under the Plan.

     2.8 "Disability" or "Disabled" shall be as defined under the Company's disability plan, if any, or under the Social Security Rules.

     2.9 "Subsidiary" or "Subsidiaries" means a subsidiary corporation or corporations of the Company as defined in Section 425 of the Internal Revenue Code.

     2.10 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who acquire the right to exercise a Grant by bequest or inheritance or otherwise by reason of the death or disability of any Grantee.

     2.11 "Administrative Rules" means Rules adopted by a majority vote of the Board to interpret the provisions of the Plan or to impose other terms, conditions and restrictions on the Grant, issuance and transfer of Grants and Stock issued pursuant to the award of Grants. Administrative Rules shall, upon adoption, become part of this Plan as if originally stated herein. The Rules adopted by the Board shall be passed by resolution and kept at the Company's main office.

     2.12 "Change in Control" shall mean a change in the ownership of 50% or more of the Company's par Value $5.00 Common Stock as certified by the Secretary of the Company.

     2.13 "Performance Criteria" shall mean the criteria established by the Board pursuant to Section 6.2.3 of the Plan.
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
     2.14 "Qualified Contingent Vesting Event" shall mean an event described in Sections 6.2.4.2, 6.2.4.3, and 6.2.4.4.

3. Administration of Plan. The Plan shall be administered by the Board. Grants to members of the Board may be granted only by a majority of the disinterested members of the Board. The Board shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Grants shall be made and the number of shares of Stock covered by each Grant; to determine the Performance Criteria with respect to Incentive Stock Grants; to construe and interpret the Plan; to determine the terms and provisions of the respective Grant agreements and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

4. Stock Subject to Grant. The aggregate number of shares of the Company's Stock which may be issued upon the exercise of Grants made under the Plan shall not exceed 240,000, subject to adjustment under the provisions of
Section 11. The shares of Stock to be granted may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Grant shall, for any reason, terminate or expire or be surrendered to the Company, the shares subject to such Grant shall again be available to be awarded under the Plan.

5. Participants. Grants may be awarded under the Plan to officers, directors and key employees of the Company or of any of its Subsidiaries.

6. Terms and Conditions of Grants. Any Grant under the Plan shall be evidenced by an agreement executed by the Company and the applicable Grantee and shall contain such terms and be in such form as the Board may from time to time approve, subject to the following limitations and conditions:

     6.1   Restricted Stock Grants.

           6.1.1 Authorized Shares. The aggregate number of shares that may be awarded to employees under the Plan pursuant to Restricted Stock Grants shall not exceed 84,000 shares of Stock. In the event any Restricted Stock Grant shall, for any reason, be forfeited, terminated, expire or be surrendered to the Company, the shares subject to such Restricted Stock Grant shall again be available to be awarded as a Restricted Stock Grant under the Plan.

           6.1.2 Restricted Stock Grants. Restricted Stock may be awarded by the Board to participants of the Company chosen by the Board in its sole discretion. The amount of each award shall be subject to the terms and conditions set forth in an agreement between the Company and the Grantee containing the terms and conditions of the award, which shall be consistent with the provisions set forth in this Plan and the Administrative Rules adopted by the Board. All Restricted Stock Grants that do not vest pursuant to the provisions of Section 6.1.3 shall be forfeited.

           6.1.3 Vesting of Restricted Stock Grants. Restricted Stock Grants shall vest with the Grantee following the Grantee's completion of three (3) successive calendar years of employment with the Company or any Subsidiary, with said years being specified by the Board. The Restricted Stock Grants awarded to Grantees shall be considered vested or forfeited on the January 1st following completion of the third successive calendar year of employment with the Company or any Subsidiary.
     62

           6.1.4   Notwithstanding the foregoing:

           6.1.5 Termination of Employment. Upon termination of a Grantee's employment with the Company or with any of its Subsidiaries for reasons other than death, disability, retirement after age 65 or retirement before age 65 with Board approval, the Grantee's and the Company's rights, duties and obligations under the Restricted Stock Grant shall be terminated and the Restricted Stock Grants shall be forfeited.

           6.1.6 Death or Disability of Grantee. If a Grantee to whom a Restricted Stock Grant shall have been awarded, shall die or become disabled while the Grantee is employed by the Company or one or more of its Subsidiaries, such Restricted Stock Grant shall thereupon be 100% vested.

           6.1.7 Retirement of Grantee. In the event that a Grantee to whom a Restricted Stock Grant shall have been awarded shall retire upon or after the age of 65, any Restricted Stock Grant held by such retired Grantee shall thereupon be 100% vested. In the event Grantee retires prior to age 65, with the approval of the Board in its sole discretion, the Restricted Stock Grant will become (i) one-third (1/3) vested if the retirement occurs after the completion of the first calendar year specified by the Board but prior to the completion of the second calendar year specified by the Board and (ii) 100% vested if the retirement occurs after the completion of the second calendar year
     specified by the Board.   If the Grantee retires prior to the age of 65
     without the approval of the Board, the provisions of Section 6.1.4.1 shall control.

           6.1.8 Change in Control of the Company. In the event of a Change in Control of the Company, the outstanding Restricted Stock Grants shall thereupon be 100% vested, and, to the extent permitted by law, the Grantees shall be permitted to participate in the sale or merger resulting in the Change in Control.

           6.1.9   Incentive Stock Grants.

           6.1.10 Authorized Shares. The aggregate number of shares that may be awarded to employees under the Plan pursuant to Incentive Stock Grants shall not exceed 156,000 shares of Stock. In the event any Incentive Stock Grant shall, for any reason, be forfeited, terminate or expire or be surrendered to the Company, the shares subject to such Incentive Stock Grant shall again be available to be awarded as a Incentive Stock Grant under the Plan.

           6.1.11 Incentive Stock Grants. Incentive Stock Grants may be awarded by the Board to participants of the Company chosen by the Board in its sole discretion. The amount of each award shall be subject to the terms and conditions set forth in an agreement between the Company and the Grantee containing the terms and conditions of the award, which shall be consistent with the provisions set forth in this Plan and the
     Administrative Rules adopted by the Board.   All Incentive Stock Grants
     that do not vest pursuant to the provisions of Section 6.2.3 shall be forfeited.

           6.1.12 Vesting of Incentive Stock Grants. Incentive Stock Grants shall vest with the Grantee following: (a) the Grantee's completion of three (3) successive calendar years of employment, with said years specified by the Board; and (b) the Company achieving the Performance
     Criteria specified by the Board on the Grant Date.   The number of
     shares vested pursuant to any Grant, if any, shall be determined pursuant to the Performance Criteria set by the Board. The Stock awarded pursuant to Incentive Stock Grant shall be considered vested or forfeited on the January 1st following completion of the third successive calendar year specified by the Board.
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
           6.1.13 Performance Criteria. The Performance Criteria shall be set by the Board. The Performance Criteria shall be the same for each Grantee receiving a Grant on a particular Grant Date, provided that the Performance Criteria set with respect to a particular Grant Date may be different from Performance Criteria set for prior or subsequent Grant Dates. The Board shall determine the Performance Criteria prior to or during the first year of the performance period specified by the Board.

           6.1.14 Performance in Excess of 100% of Incentive Stock Grant. The Board may establish Performance Criteria in amounts that exceed 100% of the Performance Stock Granted to the Grantees. In the event that the Performance Criteria set by the Board exceed 100% of the Stock to be awarded by a Grant, any and all amounts in excess of 100% shall be paid in cash to the Grantee based upon the Fair Market Value of the Stock on the date Incentive Stock Grant Vests. For the purposes hereof, "Fair Market Value" shall be as determined by the Board and such determination shall be binding upon the Company and upon the Grantee. The Board may make such determination: (i) in the case of Stock not then listed and traded upon a recognized securities exchange, upon the basis of the mean between the closing bid and asked quotations for such stock on the date the Incentive Stock Grants vest (as reported by the Wall Street Journal "NASDAQ Bid and Asked Quotations" National Market Listings or as reported by NASDAQ if not reported in the Wall Street Journal) or in the event that there shall be no bid or asked quotations on such date, then upon the basis of the bid and asked quotations nearest preceding such date, or (ii) in the case the Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of Stock were traded on such recognized securities exchange on the date the Incentive Stock Grants vest, as reported in the Wall Street Journal or, if the Stock was not traded on said date, the date nearest preceding such date, and (iii) upon any other factors which the Board shall deem appropriate.

           6.1.15  Notwithstanding the foregoing:

           6.1.16 Termination of Employment. Upon termination of a Grantee's employment with the Company or with any of its Subsidiaries for reasons other than death, disability, retirement after age 65 or retirement before age 65 with Board approval, the Grantee's and the Company's rights, duties and obligations under the Incentive Stock Grant shall be terminated and the Incentive Stock Grant shall be forfeited.

           6.1.17 Death or Disability of Grantee. If a Grantee to whom an Incentive Stock Grant shall have been awarded shall die or become disabled while he shall be employed by the Company or one or more of its Subsidiaries, such Incentive Stock Grant shall thereupon be vested in accordance with the provisions of Section 6.2.5 and said death or disability shall be deemed to be a Qualified Contingent Vesting Event.

           6.1.18 Retirement of Grantee. In the event that a Grantee to whom an Incentive Stock Grant shall have been awarded shall retire upon or after the age of 65, such Incentive Stock Grant held by such retired Grantee shall thereupon be vested in accordance with the provisions of
     Section 6.2.5 and said retirement shall be deemed to be a Qualified Contingent Vesting Event. In the event Grantee retires prior to age 65, the Incentive Stock Grant may become vested in accordance with the provisions of Section 6.2.5 upon the approval of the Board in its sole discretion; and upon such approval by the Board said retirement shall be deemed to be a Qualified Contingent Vesting Event. If the Grantee retires prior to the age of 65 without the approval of the Board, the provisions of Section 6.2.4.1 shall control.
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
           6.1.19 Change in Control of the Company. In the event of a Change in Control of the Company, such Incentive Stock Grants shall thereupon be vested in accordance with the provisions of Section 6.2.5, and said Change in Control shall be deemed to be a Qualified Contingent Vesting Event. Furthermore, to the extent permitted by law, the Grantees shall be permitted to participate in the sale or merger resulting in the Change in Control.

           6.1.20 Contingent Vesting Rules. Pursuant to the provisions of Sections 6.2.4.2, 6.2.4.3, and 6.2.4.4 the Incentive Stock Grants shall vest upon the occurrence of a Qualified Contingent Vesting Event, in accordance with the terms set forth below.

           6.1.21 If a Qualified Contingent Vesting Event occurs prior to the completion of the first year of the performance period specified by the Board, all of the Incentive Stock Grants shall be forfeited and none of the Incentive Stock Grants shall thereafter become vested in the Grantee.

           6.1.22 If a Qualified Contingent Vesting Event occurs after the completion of the first year of the performance period specified by the Board but prior to the completion of the second year of the performance period specified by the Board, the Grantee shall be entitled to receive one-third (1/3) of the Incentive Stock Grant that would vest if the Performance Criteria was applied to the financial results of the Company for the first fiscal year of the performance period. All other Incentive Stock Grants not vested pursuant to the provisions of the preceding sentence shall be forfeited.

           6.1.23 If a Qualified Contingent Vesting Event occurs after the completion of the second year of the performance period specified by the Board, but prior to the completion of the third year of the performance period specified by the Board, the Grantee shall be entitled to receive 100% of the Incentive Stock Grant that would vest if the Performance Criteria was applied to the financial results of the Company for the first and second fiscal years of the performance period. All other Incentive Stock Grants not vested pursuant to the provisions of the preceding sentence shall be forfeited.

7. Delivery of Stock. Stock and any cash payments (if applicable) to be delivered to a Grantee pursuant to the vesting of a Grant, shall be delivered to the Grantee within 90 days of the date the Grant vests. In the event that a Grantee is unable to accept the Stock due to death, disability or otherwise, the Stock and any cash payments (if applicable) shall be delivered to the Grantee's Successor.

8. Fractional Shares. No factional shares of Stock shall be issued to any participant pursuant to the terms of the Plan. The vesting of any Grant shall be rounded to the nearest whole share. In the event that 50% or more of a share shall vest pursuant to the terms of the Plan, the Participant shall be vested with the next whole share; to the extent that less than 50% of a share shall vest, the participant shall rounded down to the next whole share and the percentage of the share shall be disregarded.

9. Shareholder Rights. Neither a Grantee nor his Successor shall have any of the rights of a shareholder (including but not limited to voting or dividend rights) of the Company until the Grants have vested and the stock certificates evidencing the shares awarded by the Grants are properly delivered to such Grantee or his Successor; provided, however, that the Grantee shall be entitled to receive a cash payment (in the form of a bonus or death benefit) from the Company equal to the amount of any dividends which would have been payable on the Stock if the Stock had been issued to the Grantee on the date the Grant vested.
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10.  No Alteration of Employment Terms.  The Grant to an eligible person does not alter in any way the Company's or the relevant Subsidiary's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Plan.

11. Adjustments. In the event that the outstanding shares of Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares as to which Grants may be made under the Plan. In addition, there shall be appropriate adjustments made in the number and kind of shares of Stock as to which outstanding Grants shall be issued, to the end that the proportionate interest of the holder of the Grant shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Grants shall be made through a change in the total number or kind of shares awarded in the Grant.

12. Restrictions on Issuing Shares. The issuance of Stock pursuant to the vesting of a Grant shall be subject to the condition that, if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of the Stock pursuant thereto, then in any such event, such delivery shall be deferred until such time as such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13. Suspension and/or Termination of Plan. The Board may at any time suspend or terminate the Plan. Unless previously terminated by the Board, no further Grants shall be awarded under the Plan after December 31, 1995. No Grants may be awarded during any suspension or termination of the Plan. No suspension or termination of the Plan shall, without a Grantee's consent, alter or impair any of the rights or obligations under any Grant theretofore awarded to such Grantee under the Plan.

14. Nontransferability of Grants. No Grant awarded under the Plan shall be transferable otherwise than by bequest or by laws of descent and distribution, and during the lifetime of the Grant only the Grantee or Grantee's Successor may receive stock or cash from the Grant.

15. Effectiveness of the Plan. The Plan shall become effective only after the Board shall, by the affirmative vote of a majority of its members, have approved the Plan.

16. Time of Awarding Grants. Nothing contained in the Plan nor in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Company nor any action taken by the Board shall constitute a Grant. A Grant shall take place only when a written Agreement is duly executed by the Company and the Grantee to whom such Grant shall be awarded.
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ADMINISTRATIVE RULES
FOR BRENTON BANKS, INC.
LONG-TERM STOCK COMPENSATION PLAN

1. Definitions. Those terms defined in the Plan shall have the same meaning when used in these Rules.

2. Withholding Taxes. Prior to issuing any Stock pursuant to the terms of a Grant, a Grantee shall be required to make adequate provisions for the withholding of any and all applicable State, Federal and local taxes (hereinafter "Withholding Taxes"). The manner in which Withholding Taxes shall be remitted to the appropriate taxing authorities shall be by a cash payment to the Company from the Grantee in an amount equal to the amount of Withholding Taxes that must be remitted to the respective taxing authorities unless the Grantee elects to pay the withholding taxes pursuant to an alternative method described in either Section 2.1 or 2.2 hereof. After the Grantee determines whether the alternative method will apply, the Board, in its sole discretion, shall determine which alternative method is applied to the particular Grantee.

     2.1 Loan. The Grantee may obtain a loan from the Company or one of the Company's subsidiaries in an amount equal to the amount of Withholding Taxes that must be remitted to the respective taxing authorities. Any loan to a Grantee must be made with interest payable at prime and the loan being due and payable on December 31 of the year in which the withholding taxes are due and payable. All loans made to a Grantee must comply with all federal and applicable state banking laws. Nothing contained in this paragraph shall require any subsidiary of the Company to make a loan to a Grantee.

     2.2 Exchange of Stock. The Grantee may exchange the right to receive a portion of the Stock issuable pursuant to a Grant for an amount of cash equal in value to the amount of Withholding Taxes that must be remitted to the respective taxing authorities based upon the Fair Market Value of the Stock at the time of withholding.

3. Performance Criteria. The performance criteria established by the Board shall have the following meanings and shall be interpreted in accordance with the following rules.

     3.1 "Average Annual Earnings Per Share Growth (EPS)" shall be determined by dividing the sum of the "Annual Percentage Growth Rates in EPS" for each of the years contained in the performance period by the total number of years in the performance period.

     3.2 "Annual Percentage Growth Rates in EPS" shall mean annual percentage growth in the Company's Earnings Per Share (for consolidated financial reporting purposes) after the effect of adjusting earnings for the financial statement expense of Grants under the Plan pursuant to Generally Accepted Accounting Principles.

     3.3 "Earnings Per Share" shall be the primary earnings per share of the Company for consolidated financial reporting purposes.

     The following example shall illustrate the definitions set forth above:
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     During the years 1991, 1992, 1993 and 1994 the Company's Earnings Per
     Share are $1.80, $2.10, $2.31 and $2.60 respectively. After adjustment for the financial statement expense of Grants under the Plan, the Company's earnings per share are $1.80, $1.90, $2.20 and $2.40 for 1991,
     1992, 1993 and 1994 respectively.   The Annual Percentage Growth Rate in
     EPS for 1992 is computed by subtracting the 1991 adjusted earning per share ($1.80) from the adjusted 1992 earning per share ($1.90) and dividing that number by the 1991 adjusted earning per share ($1.80). Therefore, the Annual Percentage Growth Rate in EPS for 1992 is 5.55%. The Annual Percentage Growth Rate in EPS for 1993 and 1994 (computed in the same manner) is 15.78% and 9.09% respectively. The Average Annual Earning Per Share Growth for the years 1992, 1993 and 1994 is 10.13% ((5.55 + 15.78 + 9.09)/3)

4. Restricted Stock Grants - Vesting and Forfeiture Rules. The following examples are intended to act as an illustration of the Board's intentions with respect to Restrictive Stock Grant awards pursuant to the Plan. All of the examples set forth below are based upon the following facts:

     Employee X is granted a restricted stock Grant in 1992. The terms of the Grant entitle the employee to receive 100 shares of Stock if the X is employed with the Company or any Subsidiary on January 1, 1995.

     4.1 Death or Disability. On June 15, 1992, Employee X becomes disabled or dies. Employee X becomes fully vested in the 100 shares of Stock.

     4.2 Termination. On November 15, 1994, Employee X is terminated by the Company. Because Employee X is not employed by the Company on January 1, 1995 and has not been continuously employed by Company the for three consecutive years, none of the Restricted Stock Grants shall vest.

5. Incentive Stock Grants - Vesting and Forfeiture Rules. The following examples are intended to act as an illustration of the Board's intentions with respect to Incentive Stock Grants awarded pursuant to the Plan. All of the examples set forth below are based upon the following facts:

     Employee X is granted an Incentive Stock Grant in 1992. The terms of the Grant entitle the employee to receive up to 100 shares of Stock if
     (1) X is employed with the Company or any Subsidiary on January 1, 1995; and (2) the Company meets or exceeds certain Performance Criteria. The Performance Criteria adopted by the Board specify that if the Average Earnings Per Share Growth of the Company's Stock is below 7.50% - none of the Incentive Stock Grants will vest; if the Average Earnings Per Share Growth of the Company's Stock is from 7.50% to 8.74% - 50% of the Incentive Stock Grants will vest; if the Average Earnings Per Share Growth of the Company's Stock is from 8.75% to 9.99% - 75% of the Incentive Stock Grants will vest; if the Average Earnings Per Share Growth of the Company's Stock is from 10.00% to 11.99% - 100% of the Incentive Stock Grants will vest. The Company's Earnings Per Share Growth for the years 1992, 1993 and 1994 are 10.00%, 9.25% and 7.25%
     respectively.

     5.1 Achievement of Company performance goals. Employee X continues to work for the Company through January 1, 1995. The Average Earnings Per Share is 8.83% ((10% + 9.25% + 7.25%)/3). Therefore, in January of 1995, Employee
X will have 75% of the Stock granted pursuant to the Incentive Stock Grant vested. The number of shares that will be delivered to Employee X is determined by multiplying the percentage of vested Incentive Stock Grants by the total number of shares Granted in the Incentive Stock Grant (75% X 100 shares = 75 shares).
     68
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     5.2   Qualified Contingent Vesting Event - Year Two of the Performance
Period. Employee X continues to be employed by the Company through June 1, 1993, at which time a Qualified Contingent Vesting Event occurs. On June 1, 1993, the Company would apply the performance criteria to the financial results of the Company for the first fiscal year - 1992. The Average Earning Per Share as of December 31, 1992 would be 10% (10%/1). A 10% Average Earnings Per Share will result in 100% of the Incentive Stock Grant vesting. However, pursuant to Section 6.2.5.2. of the Plan, only one-third (1/3) of the Incentive Stock Grants will vest if the Qualified Contingent Vesting Event occurs during the second year of performance period. Therefore, the number of shares that will be delivered to Employee X is determined by multiplying the percentage of vested Incentive Stock Grants pursuant to measurement via Performance Criteria by the total number of shares Granted in the Incentive Stock Grant and by one-third (100% X 100 shares X 1/3 = 33 shares).

     5.3 Qualified Contingent Vesting Event - Year Three of the Performance Period. Employee X continues to be employed by the Company through June 1, 1994, at which time a Qualified Contingent Vesting Event occurs. On June 1, 1994, the Company would apply the performance criteria to the financial results of the Company for the first and second fiscal years - 1992 and 1993. The Average Earning Per Share would be 9.625% ((10% + 9.25%)/2). A 9.625% Average Earnings Per Share will result in 75% of the Incentive Stock Grant vesting. Pursuant to Section 6.2.5.3. of the Plan, 100% of the Incentive Stock Grants will vest if the Qualified Contingent Vesting Event occurs during the third year of the performance period. Therefore, the number of shares that will be delivered to Employee X is determined by multiplying the percentage of vested Incentive Stock Grants pursuant to measurement via Performance Criteria by the total number of shares Granted in the Incentive Stock Grant (75% X 100 shares = 75 shares).
     69
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RESOLUTIONS ADOPTED

BY THE

BRENTON BANKS, INC.

BOARD OF DIRECTORS

     At a regular meeting of the Board of Directors of the Company the following resolutions were unanimously adopted by the Board of Directors.

     Resolved, that pursuant to the provisions of the Company's Long-Term Stock Compensation Plan, the Board approves the awarding of Grants to the employees of the Company upon the terms and conditions set forth below.

     1. That Restricted Stock Grants are to be awarded to those employees listed on Exhibit A attached hereto, in the amounts set forth in the column titled "Restricted Shares". The Restricted Stock Grants shall be subject to the terms and conditions set forth in the Plan. The Board further specifies that the three successive calendar years of employment, the completion of which the Restricted Stock Grants are conditioned upon, are 1994, 1995 and 1996. All Grants shall vest or be forfeited, pursuant to the provisions of the Plan, on or before January 1, 1997.

     2. That Incentive Stock Grants are to be awarded to those employees listed on Exhibit A attached hereto, in the amounts set forth in the column titled "Performance Shares". The Incentive Stock Grants shall be subject to the terms and conditions set forth in the Plan, Administrative Rules and those set forth below.

          a. The Board hereby specifies that the three successive calendar years of employment (the "Performance Period"), the completion of which the Incentive Stock Grants are conditioned upon, are 1994, 1995 and 1996. All Incentive Stock Grants shall vest or be forfeited, pursuant to the provisions of the Plan, on or before March 15, 1997.

          b. The Board further specifies that the Performance Criteria that the Company must achieve prior to the vesting of any of the Incentive Stock Grants shall be as set forth on Exhibit B attached hereto.

     To the extent that a Grant fails to vest, the shares shall be deemed to be forfeited pursuant to the terms of the Plan.

     Those terms defined in the Company's Long Term Stock Compensation Plan or Rules adopted thereunder by the Board shall have the same meaning when used in this Resolution.
     70
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EXHIBIT B


Average Annual Earnings
Per Share Growth over the Tiered Achievement

Three Year Performance Period                                       Scale

Less than 7.5% . . . . . . . . . . . . . . . . . . . . . . . .   0% vested
7.50% to 8.74% . . . . . . . . . . . . . . . . . . . . . . . .  50% vested
8.75% to 9.99% . . . . . . . . . . . . . . . . . . . . . . . .  75% vested
10.00% to 11.99% . . . . . . . . . . . . . . . . . . . . . . . 100% vested
12.00% to 13.99% . . . . . . . . . . . . . . . . . . . . . . . 115% vested
14.00% to 15.99% . . . . . . . . . . . . . . . . . . . . . . . 130% vested
Greater than 16.00%  . . . . . . . . . . . . . . . . . . . . . 150% vested
71